UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/ A
Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 15, 2010
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 15, 2010, the Company announced that Jeremiah Z. Smith, the Company’s Senior Vice President and Controller will be promoted to Executive Vice President and Chief Financial Officer at the end of the fourth quarter of 2010.  In his capacity as Executive Vice President and Chief Financial Officer, Mr. Smith will receive an annual base salary of $130,000.  Mr. Smith will also be eligible to participate in Company’s Annual Incentive Plan and Supplemental Executive Retirement Plan on terms to be determined by the Company’s Board of Directors.

Mr. Smith joined the Company in 2003.  Until 2005 he served as the Company’s Assistant Vice President and Assistant Controller.  In 2006 he was promoted to Vice President and Assistant Controller and in April 2010 he was promoted to Senior Vice President and Controller.  Mr. Smith has a B.S. in Business Administration with a concentration in Finance, and he is a Certified Public Accountant, licensed in the state of California.  In 2008, Mr. Smith graduated from the Pacific Coast Banking School at the University of Washington in Seattle.  He is also a member of the American Institute of Certified Public Accountants.  Mr. Smith and members of his immediate family were customers of and engaged in banking transactions with First Northern Bank in the ordinary course of business in 2009 and 2010.  Such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1           Press Release dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2010	First Northern Community Bancorp (Registrant)

/s/ Louise A. Walker
By: Louise A. Walker
Senior Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Press Release dated November 15, 2010